Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Marty E. Adams	Kit Stolen
	Chairman, President and CEO	President & CEO
	Sky Financial Group, Inc.	Union Federal Bank of Indianapolis
	(419) 254-6182	(317) 269-4720

	Tim Dirrim	Charlie McAtee
	VP/Marketing Communications	Coles Public Relations
	Sky Financial Group, Inc.	(317) 571-0051
(419) 327-6330

Sky to Acquire Union Federal Bank of Indianapolis

February 3, 2006 - Bowling Green, Ohio - Sky Financial Group, Inc. (NASDAQ: SKYF) announced today the execution of a definitive agreement to acquire Union Federal Bank of Indianapolis and its parent company, Waterfield Mortgage Company, Incorporated, Ft. Wayne, Indiana. Union Federal is the fourth largest bank in Indianapolis and operates 44 full-service banking centers. Sky Financial’s transaction is for the acquisition of Waterfield’s retail and commercial banking business conducted primarily through Union Federal Bank. Waterfield will be selling its mortgage banking businesses in separate transactions, including the previously announced agreement with American Home Mortgage Corporation.

Under the terms of the agreement, shareholders of Waterfield will be entitled to receive $80.07 in cash plus 4.38 shares of Sky Financial common stock for each Waterfield share. This transaction is valued at $330 million.

To facilitate the acquisition, Sky Financial will form a transitory subsidiary that will merge with Waterfield Mortgage Company, Incorporated. Shortly after completing the acquisition, Sky Financial expects to merge Union Federal Bank into Sky Bank, Sky Financial’s commercial banking affiliate. Waterfield’s insurance affiliate Waterfield Insurance Agency will be integrated into Sky Insurance some time after the acquisition is completed. Both companies anticipate that the transaction will be completed in the third quarter of 2006, pending regulatory approvals, the approval of the shareholders of Waterfield and the satisfaction of other closing conditions.

“This is a great opportunity for Sky to add a high-quality financial services franchise to our company… one that has an important presence in a major metropolitan area,” stated Marty E. Adams, chairman, president and CEO of Sky. “As with previous acquisitions in Cleveland, Pittsburgh and Columbus, we have been looking to expand into another metro market in our Midwest footprint. Indianapolis is a growing market that offers a wealth of opportunity for Sky. Union Federal is a perfect fit for our regional financial services structure where local decision making is the key to providing clients great service,” stated Adams.

“Throughout the process, we’ve been comfortable as well as impressed with the quality of Sky and its compatibility with our business philosophies,” said Kit Stolen, president of Union Federal Bank. “The Sky Financial team is committed to building a powerhouse banking presence in Indiana. Sky is a great fit with Union Federal Bank and its subsidiary insurance agency.” Mr. Stolen also stated that the Union Federal banking centers would be operated as a new and separate region of Sky Bank, with its own regional board, regional president and leadership team.

The merger is expected to be accretive to earnings per share by approximately $.02 or 1% in the first full year of operations and $.05 or 2% on a cash basis, due to the expected cost saving benefits achieved through the integration of systems and support functions, improved branch efficiencies and increased alternative delivery channels for financial products and services. After-tax merger-related costs of approximately $14 million will be incurred to complete the merger.

Giving effect to the acquisition of Union Federal Bank, on a pro forma basis, Sky Financial will have approximately $18.4 billion in total assets, $12.7 billion in total deposits and $1.6 billion in total shareholders’ equity, with approximately 336 financial centers in Ohio, Pennsylvania, West Virginia, Indiana and Michigan. On a pro forma basis based on asset size, the combined company will be the 33rd largest publicly-held financial services company headquartered in the U.S.

Sky Financial was advised by Sandler O’Neill & Partners, L.P. and Jones Day. Waterfield was advised by Thacher Proffitt & Wood LLP and Bear, Stearns & Co. Inc.

Conference Call

Today, February 3, 2006, at 10 a.m., Mr. Adams and Kevin Thompson, chief financial officer for Sky Financial, will host a conference call to provide an overview of the Waterfield transaction to financial analysts. The conference call and simultaneous webcast are open to the public with both media and individual investors invited to listen in. Participants are encouraged to call in beginning at 9:45 a.m. by dialing (800) 289-0494 (confirmation code: 2586234). R.S.V.P. is not required. The webcast can be accessed via the Investor Relations/Webcasts section (http://investor.skyfi.com/medialist.cfm) of the Sky Financial website. A detailed presentation of the Waterfield transaction is posted on Sky’s website at www.skyfi.com.

A replay of the call will be available from 1:00 p.m., February 3 until midnight, February 8, by calling 888-203-1112 (confirmation code: 2586234). The event will be archived on the Sky website indefinitely.

About Sky Financial Group, Inc.

Sky Financial Group is a $15.7 billion diversified financial holding company with its headquarters located in Bowling Green, Ohio. Sky’s asset size places it among the 40 largest publicly-held bank holding companies in the nation. The company operates over 290 financial centers and over 300 ATMs serving communities in Ohio, Pennsylvania, Michigan, Indiana and West Virginia. Sky’s financial service affiliates include: Sky Bank, commercial and retail banking; Sky Trust, asset management services; and Sky Insurance, retail and commercial insurance agency services. Sky is located on the web at www.skyfi.com.

About Waterfield Mortgage Company, Incorporated

Fort Wayne, Indiana-based Waterfield Mortgage Company, Inc. is the parent of Union Federal Bank of Indianapolis, Waterfield Insurance Agency and Quantum Settlement Services, LLC. Union Federal Bank is the fourth largest Indianapolis-area bank, based on deposits with more than 600 employees serving 60,000 households. Union Federal Bank offers a full range of financial services to both business and retail customers through its 44 full-service banking centers. Waterfield Insurance Agency ranks in the top 5% of insurance brokers in the United States. Waterfield Insurance Agency has four locations in Indianapolis, Fort Wayne, South Bend and Denver, CO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the transaction between Sky Financial Group, Inc. and Waterfield Mortgage Company, Incorporated, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Sky Financial’s and Waterfield Mortgage’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Sky Financial’s and Waterfield Mortgage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sky Financial and Waterfield Mortgage may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the anticipated cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Waterfield Mortgage may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted or may disproportionately impact our activities in certain market areas; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sky Financial’s and Waterfield Mortgage’s markets; (10) the risk of an economic slowdown that would adversely affect credit quality and loan originations; and (11) facts or circumstances may arise with respect to Waterfield Mortgage that were not disclosed or made available to Sky Financial. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sky Financial’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sky Financial or Waterfield Mortgage or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sky Financial and Waterfield Mortgage do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information and Where to Find It

In connection with the proposed merger, a registration statement on Form S-4, including a proxy statement/prospectus, and other materials will be filed with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Sky Financial with the SEC at the SEC’s Internet site at www.sec.gov. Free copies of the proxy statement/prospectus, once available, and each of Sky Financial’s other filings with the SEC are also available on Sky Financial’s Internet site at www.skyfi.com, or by request to Sky Financial’s Shareholder Relations Department, 10 E. Main Street, Salineville, Ohio 43945

Participants in the Solicitation

Sky Financial, Waterfield Mortgage Company and their respective directors, executive officers and other members of their management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Waterfield Mortgage Company’s stockholders with respect to the proposed merger. Information regarding the officers and directors of Sky Financial is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on February 22, 2005. Other information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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